UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 1, 2011
(Date of earliest event reported)

Multiband Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 13529

Minnesota	41-1255001
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

9449 Science Center Drive, New Hope, Minnesota 55428
(Address of principal executive offices, including zip code)

(763) 504-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On September 1, 2011, Multiband Corporation (the Company) purchased two corporate subsidiaries from WPCS International Incorporated, for a total of two million dollars, including one million two hundred fifty thousand dollars in cash and seven hundred fifty thousand dollars taken from a previously established escrow fund of one million dollars.  Other material terms of the agreement include certain Seller’s representations and warranties and a covenant not to compete.  The complete Securities Purchase Agreement which governs the terms and conditions of the purchase is attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2	Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIBAND CORPORATION

September 7, 2011	By:	/s/ James L. Mandel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2	Securities Purchase Agreement